EXHIBIT 99.1

Community Shores Reports First Quarter 2007 Earnings

MUSKEGON, Mich., April 23, 2007 (PRIME NEWSWIRE) -- Community Shores Bank Corporation (Nasdaq:CSHB), Muskegon's only locally-headquartered independent community banking organization, today reported first quarter 2007 net income of $228,600, or $0.15 per diluted share, compared with $363,600, or $0.25 per diluted share, reported in the first quarter of 2006, a decline of 37 percent and 40 percent, respectively. Results reflect the impact of a declining net interest margin on revenue and increased spending to support expansion activities, partially offset by good commercial loan growth and fee income earned on the sale of small business loans.

Heather D. Brolick, president and CEO of Community Shores Bank Corporation, commented, "While the first quarter of 2007 was a difficult one for the banking industry in general, the impact on Community Shores was disproportionately greater because of the branching initiatives which have been in process for the last nine months. We are making progress towards our goal of attracting lower cost funds through an enhanced branch network; however, the benefits are slower to be realized than the associated expenses. This quarter, our two new branches -- North Muskegon and Harvey Street in Muskegon County -- have already attracted $4.5 million in deposits."

Ms. Brolick continued, "To counteract the growing impact of net interest margin compression, we are also seeking opportunities to boost non-interest-dependent income, and our Small Business Administration lending program is a good example of this diversification strategy. We have the right lenders in place, and we plan to leverage their expertise. We earned $118,000 from sales of SBA loans in this quarter alone. Additionally, in March, we pursued a unique opportunity in mortgage banking; we hired a full team of bankers and support staff that were available as a result of a bank consolidation in our market. Since this team was just recently hired, we have not yet benefited from loan sale income this quarter."

Total revenue, consisting of net interest income and non-interest income, was $2.4 million for first quarter 2007, an increase of $48,000 over the prior year's first quarter. A 4.2 percent decline in net interest income was offset by an increase in non interest income of $135,000, primarily from loan sales. "SBA lending was the bright spot in our performance this quarter," added Brolick.

Non-interest expense totaled $2.0 million for the first quarter of 2007, up $255,000, or 14.2 percent, from the first quarter of 2006. Much of the increase can be attributed to infrastructure expansion, including the addition of a fourth branch office (Harvey Street) in November 2006, and a move in January 2007 to a replacement facility for our North Muskegon location. Salaries and employee benefits rose $145,000, and were responsible for 57 percent of operating expense growth over the past twelve months. The increase of 19 FTE employees year over year include seven employees added to staff the Harvey Street branch, and nine members of the newly-acquired mortgage origination team. Occupancy, furniture, and equipment expenses accounted for the remainder of the increased spending, up $105,700 over the prior-year period. The efficiency ratio for the quarter was 83.85 percent in 2007 compared with 74.82 percent for the year-ago quarter.

Assets at March 31, 2007 totaled $251.5 million compared with $225.1 million twelve months ago, up $26.5 million, or 11.8 percent. Loans held for investment grew $14.1 million, or 7.3 percent, reaching $206.0 million at period end. Ms. Brolick commented, "Our pipeline is strong, and we continue to see high-quality opportunities in our marketplace. We anticipate that the two newly-opened branches will help us to grow our lower-cost core deposit base."

Net charge-offs declined appreciably over the past twelve months. Net charge-offs were $88,000 for the current quarter, or 0.17 percent annualized, a significant improvement over 0.39 percent reported for the linked quarter and 0.81 percent reported for the year-ago quarter. "However," Brolick added, "non-performing assets have increased due to weakness in the regional economy; we placed three credits totaling $1.2 million on non-accrual status this quarter. While this has negatively impacted our margin, all three loans are adequately collateralized by real estate. We do not anticipate material losses on these loans beyond our present reserve." Nonperforming assets were $2.8 million, or 1.12 percent of period-end assets, at March 31, 2007, compared with $1.6 million, or 0.63 percent of assets, for the linked quarter, and $1.6 million, or 0.70 percent of assets, for the year-ago quarter. The allowance for loan and lease losses was 1.26 percent of total loans at March 31, 2007.

Shareholders' equity totaled $16.4 million at March 31, 2007, up $1.6 million from twelve months ago. Tier I capital was 6.58 percent for the first quarter of 2007. Shares outstanding at period-end were 1,468,800. Ms. Brolick concluded, "We have made significant investments over the past year that should enhance and diversify our revenue stream, and build a more profitable future for shareholders of Community Shores Bank Corporation."

About the Company

Community Shores Bank Corporation is the only independent community banking organization headquartered in Muskegon. The Company serves businesses and consumers in the western Michigan counties of Muskegon and Ottawa from four branch offices. Community Shores Bank opened for business in January 1999, and has grown to $252 million in assets. The Company's stock is listed on the NASDAQ Capital Market under the symbol 'CSHB.' For further information, please visit the Company's web site at: www.communityshores.com.

Forward Looking Statements

This news release contains comments or information that constitute forward-looking statements (within the meaning of the Private Securities Litigation Reform Act of 1995) that are based on current expectations that involve a number of risks and uncertainties. Actual results may differ materially from the results expressed in forward-looking statements. Factors that might cause such a difference include changes in interest rates and interest rate relationships; demand for products and services; the degree of competition by traditional and non-traditional competitors; changes in banking regulation; changes in tax laws; changes in prices, levies, and assessments; the impact of technological advances; governmental and regulatory policy changes; the outcomes of contingencies; trends in customer behavior as well as their ability to repay loans; changes in the national and local economy; and other factors, including risk factors, referred to from time to time in filings made by Community Shores with the Securities and Exchange Commission. Community Shores undertakes no obligation to update or clarify forward-looking statements, whether as a result of new information, future events or otherwise.

                   COMMUNITY SHORES BANK CORPORATION
                   CONSOLIDATED FINANCIAL HIGHLIGHTS

 (dollars in thousands except per share data)

                                      Quarterly
                ------------------------------------------------------
                    2007        2006     2006       2006       2006
                  1st Qtr     4th Qtr   3rd Qtr    2nd Qtr    1st Qtr
                ---------   ---------  ---------  ---------  ---------

 EARNINGS
  Net interest
   income           1,988       2,126      2,164      2,113      2,075
  Provision for
   loan and
   lease losses       127         202        217        224         78
  Noninterest
   income             455         380        461        356        320
  Noninterest
   expense          2,047       1,958      1,886      1,755      1,792
  Pre tax
   income             269         346        522        491        525
  Net Income          229         247        363        342        364
  Basic
   earnings
   per share      $  0.16     $  0.17    $  0.25    $  0.24    $  0.25
  Diluted
   earnings
   per share      $  0.15     $  0.17    $  0.25    $  0.23    $  0.25
  Average
   shares
   outstanding  1,468,733   1,466,800  1,449,191  1,436,800  1,436,800
  Average
   diluted
   shares
   outstanding  1,488,589   1,489,014  1,476,876  1,461,201  1,474,279

 PERFORMANCE
 RATIOS
  Return on
   average
   assets            0.37%       0.41%      0.62%      0.60%      0.64%
  Return on
   average
   common
   equity            5.64%       6.16%      9.33%      9.11%      9.89%
  Net interest
   margin            3.48%       3.80%      3.94%      3.94%      3.86%
  Efficiency
   ratio            83.85%      78.13%     71.84%     71.08%     74.82%
  Full-time
   equivalent
   employees           82          72         66         63         63

 CAPITAL
  End of period
   equity to
   assets            6.52%       6.53%      6.66%      6.38%      6.57%
  Tier 1
   capital to
   end of
   period
   assets            6.58%       6.60%      6.74%      6.51%      6.70%
  Book value
   per share      $ 11.17     $ 10.99    $ 10.82    $ 10.52    $ 10.29

 ASSET QUALITY
  Gross loan
   charge-offs        101         205        112        120        405
  Net loan
   charge-offs         88         200        107         94        384
  Net loan
   charge-offs
   to avg loans
   (annualized)      0.17%       0.39%      0.21%      0.19%      0.81%
  Allowance for
   loan and
   lease losses     2,588       2,549      2,547      2,437      2,307
  Allowance for
   losses to
   total loans       1.26%       1.23%      1.24%      1.22%      1.20%
  Past due and
   nonaccrual
   loans (90
   days)            1,942       1,131      1,394      1,428      1,579
  Past due and
   nonaccrual
   loans to
   total loans       0.94%       0.54%      0.68%      0.72%      0.82%
  Other real
   estate and
   repossessed
   assets             887         419        123         58          4
  NPA +90 day
   past due to
   total assets      1.12%       0.63%      0.64%      0.63%      0.70%

 END OF PERIOD
  BALANCES
  Loans           205,983     207,597    205,041    199,075    191,916
  Total earning
   assets         235,491     231,712    223,902    223,447    215,305
  Total assets    251,549     246,981    238,377    236,677    225,079
  Deposits        217,602     214,282    205,456    205,175    194,572
  Shareholders'
   equity          16,404      16,119     15,868     15,097     14,791

 AVERAGE
 BALANCES
  Loans           207,449     206,365    202,432    195,783    189,698
  Total earning
   assets         231,944     226,880    222,200    216,868    218,397
  Total assets    247,639     240,486    233,400    226,911    227,725
  Deposits        213,807     206,514    196,493    192,696    197,173
  Shareholders'
   equity          16,251      16,035     15,569     15,034     14,716

                                                     Year to date
                                                ----------------------
                                                   2007         2006
                                                ---------    ---------
 EARNINGS
  Net interest income                               1,988        2,075
  Provision for loan and lease losses                 127           78
  Noninterest income                                  455          320
  Noninterest expense                               2,047        1,792
  Pre tax income                                      269          525
  Net Income                                          229          364
  Basic earnings per share                      $    0.16    $    0.25
  Diluted earnings per share                    $    0.15    $    0.25
  Average shares outstanding                    1,468,733    1,436,800
  Average diluted shares outstanding            1,488,589    1,474,279

 PERFORMANCE RATIOS
  Return on average assets                           0.37%        0.64%
  Return on average common equity                    5.64%        9.89%
  Net interest margin                                3.48%        3.86%
  Efficiency ratio                                  83.85%       74.82%
  Full-time equivalent employees                       82           63

 CAPITAL
  End of period equity to assets                     6.52%        6.57%
  Tier 1 capital to end of  period assets            6.58%        6.70%
  Book value per share                          $   11.17    $   10.29

 ASSET QUALITY
  Gross loan charge-offs                              101          405
  Net loan charge-offs                                 88          384
  Net loan charge-offs to avg loans (annualized)     0.17%        0.81%
  Allowance for loan and lease losses               2,588        2,307
  Allowance for losses to total loans                1.26%        1.20%
  Past due and nonaccrual loans (90 days)           1,942        1,579
  Past due and nonaccrual loans to total loans       0.94%        0.82%
  Other real estate and repossessed assets            887            4
  NPA +90 day past due to total assets               1.12%        0.70%

 END OF PERIOD BALANCES
  Loans                                           205,983      191,916
  Total earning assets                            235,491      215,305
  Total assets                                    251,549      225,079
  Deposits                                        217,602      194,572
  Shareholders' equity                             16,404       14,791

 AVERAGE BALANCES
  Loans                                           207,449      189,698
  Total earning assets                            231,944      218,397
  Total assets                                    247,639      227,725
  Deposits                                        213,807      197,173
  Shareholders' equity                             16,251       14,716

                  Community Shores Bank Corporation
             Condensed Consolidated Statements of Income
                            (Unaudited)

                                    Three Months          Three Months
                                       Ended                  Ended
                                      3/31/07                3/31/06
                                    -----------            -----------

 Interest and dividend income
 Loans, including fees              $ 4,057,022            $ 3,528,551
 Securities (including FHLB
  dividends)                            201,473                180,316
 Federal funds sold and other
  interest income                        70,669                100,982
                                    ------------            -----------
      Total interest income           4,329,164              3,809,849
 Interest expense
 Deposits                             2,111,491              1,538,972
 Repurchase agreements and
  federal funds purchased and
  other debt                             50,999                 34,766
 Federal Home Loan Bank advances
  and notes payable                     178,407                161,323
                                    ------------            -----------
      Total interest expense          2,340,897              1,735,061

 Net interest Income                  1,988,267              2,074,788
 Provision for loan losses              127,231                 78,153
                                    ------------            -----------

 Net interest income after
  provision for loan losses           1,861,036              1,996,635
 Noninterest income
 Service charges on deposit
  accounts                              208,395                238,113
 Mortgage loan referral fees                  0                      0
 Gain on sale of loans                  133,891                  4,735
 Gain on sale of securities               1,986                      0
 Gain (loss) on disposal of
  equipment                                  80                      0
 Other                                  110,764                 77,599
                                    ------------            -----------
      Total noninterest income          455,116                320,447

 Noninterest expense
 Salaries and employee benefits       1,135,722                991,046
 Occupancy                              143,289                 87,298
 Furniture and equipment                146,346                 96,641
 Advertising                             57,900                 42,857
 Data Processing                        104,680                 93,764
 Professional services                  140,951                127,272
 Other                                  318,209                353,170
                                    ------------            -----------
      Total noninterest expense       2,047,097              1,792,048

 Income before income taxes             269,055                525,034
 Federal income tax expense              40,427                161,444
                                    ------------            -----------
 Net Income                           $ 228,628              $ 363,590
                                    ============            ===========

 Weighted average shares
  outstanding                         1,468,733              1,436,800
                                    ============            ===========
 Diluted average shares
  outstanding                         1,488,589              1,474,279
                                    ============            ===========
 Basic income per share                  $ 0.16                 $ 0.25
                                    ============            ===========
 Diluted income per share                $ 0.15                 $ 0.25
                                    ============            ===========

               Community Shores Bank Corporation
        Condensed Consolidated Statements of Condition

                           March 31,     December 31,      March 31,
                             2007           2006             2006
                         (Unaudited)      (Audited)       (Unaudited)
                        -------------    ------------    -------------

 ASSETS
 Cash and due from
  financial
  institutions           $  3,458,878    $  3,398,155    $  3,555,515
 Interest-bearing
  deposits in other
  financial
  institutions                 77,506          72,115          76,405
 Federal funds sold         9,000,000       5,600,000       3,900,000
                         ------------    ------------    ------------
  Total cash and
   cash equivalents        12,536,384       9,070,270       7,531,920

 Securities
  Available for sale       14,771,664      13,184,437      13,535,303
  Held to maturity          5,254,568       5,257,835       5,452,700
                         ------------    ------------    ------------
   Total securities        20,026,232      18,442,272      18,988,003

 Loans held for sale          135,371         165,070             --

 Loans                    205,848,341     207,432,376     191,915,548
 Less: Allowance
  for loan losses           2,588,475       2,549,016       2,307,087
                         ------------    ------------    ------------
   Net loans              203,259,866     204,883,360     189,608,461

 Federal Home Loan
  Bank stock                  404,100         404,100         425,000
 Premises and
  equipment,net            11,683,835      10,958,821       6,292,954
 Accrued interest
  receivable                1,197,759       1,249,680         939,294
 Other assets               2,305,642       1,807,258       1,293,587
                         ------------    ------------    ------------
   Total assets          $251,549,189    $246,980,831    $225,079,219
                         ============    ============    ============

 LIABILITIES AND SHAREHOLDERS'
    EQUITY
 Deposits
  Non interest-bearing   $ 17,029,107    $ 17,179,082    $ 17,343,816
  Interest-bearing        200,573,367     197,103,330     177,228,398
                         ------------    ------------    ------------
   Total deposits         217,602,474     214,282,412     194,572,214

 Federal funds
  purchased and
  repurchase
  agreements                5,695,329       4,494,614       4,229,519
 Federal Home Loan
  Bank advances             6,000,000       6,000,000       6,000,000
 Subordinated
  debentures                4,500,000       4,500,000       4,500,000
 Notes payable                400,000         400,000         200,000
 Accrued expenses
  and other
  liabilities                 947,813       1,185,180         785,733
                         ------------    ------------    ------------
   Total liabilities      235,145,616     230,862,206     210,287,466

 Shareholders' Equity
  Common Stock, no par
   value: 9,000,000 shares
   authorized, 1,468,800,
   1,466,800, 1,436,800
   issued at March 31,
   2007, December 31,
   2006, and March 31,
   2006 respectively       13,296,462      13,274,098      12,999,334
  Retained earnings         3,256,402       3,027,774       2,076,278
  Accumulated other
   comprehensive
   deficit                   (149,291)       (183,247)       (283,859)
                         ------------    ------------    ------------

  Total shareholders'
   equity                  16,403,573      16,118,625      14,791,753
                         ------------    ------------    ------------
  Total liabilities
   and shareholders'
   equity                $251,549,189    $246,980,831    $225,079,219
                         ============    ============    ============

CONTACT:  Community Shores Bank Corporation
          Heather D. Brolick, President and CEO
            1-231-780-1845
            hbrolick@communityshores.com
          Tracey A. Welsh, Senior Vice President and CFO
            1-231-780-1847
            twelsh@communityshores.com